     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 28, 1995

                                                       REGISTRATION NO. 33-60563
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 3
                                       TO
                           S-3 REGISTRATION STATEMENT

                                     UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                                USG CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                             3275                    36-3329400
    (State or other jurisdiction of            (Primary Standard          (I.R.S. Employer
     incorporation or organization)               Industrial            Identification No.)
                                          Classification Code Number)

                           125 SOUTH FRANKLIN STREET
                          CHICAGO, ILLINOIS 60606-4678
                                 (312) 606-4000
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                           --------------------------

                            ARTHUR G. LEISTEN, ESQ.
                    SENIOR VICE PRESIDENT & GENERAL COUNSEL
                           125 SOUTH FRANKLIN STREET
                          CHICAGO, ILLINOIS 60606-4678
                                 (312) 606-4000
           (Name, address and telephone number of agent for service)
                           --------------------------

                                   Copies to:

       FRANCIS J. GERLITS, P.C.                  SETH A. KAPLAN, ESQ.
           KIRKLAND & ELLIS                 WACHTELL, LIPTON, ROSEN & KATZ
       200 EAST RANDOLPH DRIVE                   51 WEST 52ND STREET
       CHICAGO, ILLINOIS 60601                 NEW YORK, NEW YORK 10019

                           --------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                           --------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                              EXPLANATORY NOTE


THE SOLE PURPOSE OF AMENDMENT NO. 3 IS TO FILE THE FOLLOWING ADDITIONAL
EXHIBITS:


Exhibit
  No.
- -------

  4. Instruments defining the rights of security holders, including indentures:

             (b) Form of Consent Resolution adopted by a Special Committee created by the Board of Directors of USG Corporation relating
                  to USG Corporation's        % Senior Notes due 2005.


 23.         Consents of experts and counsel.

             (a)  Consent of Arthur Andersen LLP.

 99.         Additional Exhibits.

             (a) Credit Agreement dated as of July 27, 1995, among USG Corporation and the Banks listed on the signature page thereto and Chemical Bank as Agent.

             (b) Collateral Trust Agreement dated as of July 27, 1995 between USG Corporation, certain of its subsidiaries and Wilmington Trust Company and William J. Wade, as Trustee.

             (c) Company Pledge Agreement dated as of July 27, 1995, among USG Corporation, as Pledgor, and Wilmington Trust Company and William J. Wade, as Trustee.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following are the estimated expenses of the issuance and distribution of the securities being registered, including fees and expenses previously incurred by the Corporation, other than any underwriting compensation.

ITEM                                                                                 AMOUNT
- --------------------------------------------------------------------------------  ------------
SEC Registration Fees...........................................................  $     51,724
Printing and Mailing Expenses...................................................       200,000
Legal Fees and Expenses.........................................................       200,000
Accountants' Fees and Expenses..................................................       100,000
Miscellaneous Expenses..........................................................       500,000
                                                                                  ------------
    Total.......................................................................  $  1,051,724
                                                                                  ------------
                                                                                  ------------

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law ("Section 145") (a) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions, (b) gives a director or officer who successfully defends an action the right to be so indemnified and (c) authorizes the corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

    A bylaw provides that the Corporation (a) shall indemnify every person who is or was a director or officer of the Corporation or is or was serving at the Corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise and (b) shall, if the board of directors so directs, indemnify any person who is or was an employee or agent of the Corporation or is or was serving at the Corporation's request as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the extent, in the manner, and subject to compliance with the applicable standards of conduct, provided by Section 145 as the same (or any substitute provision therefor) may be in effect from time to time.

    Any such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Corporation has procured insurance for the purpose of substantially covering its future potential liability for indemnification under Section 145 as discussed above and certain future potential liability of individual officers or directors incurred in their capacity as such which is not subject to indemnification.

    The Corporation has entered into Indemnification Agreements with each of its officers and directors. The Indemnification Agreements provide that the Corporation shall indemnify and keep indemnified the indemnitee to the fullest extent authorized by Section 145 as it may be in effect from time to time from and against any expenses (including expenses of investigation and preparation and reasonable fees and disbursements of legal counsel, accountants and other experts), judgments, fines and amounts paid in settlement by the indemnitee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not the cause of action, suit or proceeding incurred before or after the date of the Indemnification Agreement. The Indemnification Agreements further provide for advancement of amounts to cover expenses incurred by the indemnitee in defending any such action, suit or proceeding subject to an undertaking by the indemnitee to repay any expenses advanced which it is later determined he or she was not entitled to receive.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) The following is a complete list of Exhibits filed as a part of this Registration Statement:

    See Exhibit Index

ITEM 17.  UNDERTAKINGS

    The Registrant hereby undertakes:

        (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration  by means of a post-effective  amendment
    any   of  the  securities  being  registered  which  remain  unsold  at  the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be the initial bona fide offering thereof.

        (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on July 28, 1995.


                                          USG CORPORATION

                                          By:         Richard H. Fleming

                                          --------------------------------------
                                                     Richard H. Fleming
                                                SENIOR VICE PRESIDENT AND
                                                 CHIEF FINANCIAL OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed on July 28, 1995, by the following persons in the capacities indicated:


               SIGNATURE                                  TITLE
- ---------------------------------------  ---------------------------------------
                   *                     Chairman of the Board, Chief Executive
- ---------------------------------------   Officer and Director (Principal
          Eugene B. Connolly              Executive Officer)

                   *
- ---------------------------------------  President, Chief Operating Officer and
           William C. Foote               Director

          Richard H. Fleming             Senior Vice President and Chief
- ---------------------------------------   Financial Officer (Principal Financial
          Richard H. Fleming              Officer)

            Raymond T. Belz
- ---------------------------------------  Vice President and Controller
            Raymond T. Belz               (Principal Accounting Officer)

                   *
- ---------------------------------------  Director
           Robert L. Barnett

                   *
- ---------------------------------------  Director
            Keith A. Brown

                   *
- ---------------------------------------  Director
              W.H. Clark

- ---------------------------------------  Director
           James C. Cotting

                   *
- ---------------------------------------  Director
         Lawrence M. Crutcher

               SIGNATURE                                  TITLE
- ---------------------------------------  ---------------------------------------

                   *
- ---------------------------------------  Director
             David W. Fox

- ---------------------------------------  Director
        Philip C. Jackson, Jr.

                   *
- ---------------------------------------  Director
           Marvin E. Lesser

                   *
- ---------------------------------------  Director
            John B. Schwemm

                   *
- ---------------------------------------  Director
          Judith A. Sprieser

*By:
            Richard H. Fleming
 --------------------------------------
            Richard H. Fleming
             ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


    The following documents are the exhibits to this Amendment No. 3 to Registration Statement on Form S-3. For convenient reference, each exhibit is listed according to the Exhibit Table of Regulation S-K. The page number, if any, listed opposite an exhibit indicates the page number in the sequential numbering system in the manually signed original of this Amendment No. 3 to Registration Statement on Form S-3 where such exhibit can be found.



EXHIBIT NO.                                                                                                              PAGE
- -----------                                                                                                              -----
        1.   Form of Underwriting Agreement.*
        4.   Instruments defining the rights of security holders, including indentures:

             (a)        Indenture dated as of October 1, 1986  between USG Corporation and Harris Trust and  Savings
                        Bank,  Trustee (incorporated by reference to  Exhibit 4(a) of USG Corporation's Registration
                        Statement No. 33-9294 on Form S-3, dated October 7, 1986).

             (b)        Form of Consent Resolution adopted by a Special Committee created by the Board of  Directors
                        of USG Corporation relating to USG Corporation's    % Senior Notes due 2005.
        5.   Opinions of counsel as to the legality of the securities being registered.*
       12.   Statement recomputation of ratio of earnings to fixed charges.*
       23.   Consents of experts and counsel.

             (a)        Consent of Arthur Andersen LLP.

             (b)        Consents of counsel (included in Exhibit 5).

       24.   Power of attorney.*
       25.   Statement of eligibility of trustee.*
       99.   Additional Exhibits.

             (a)        Credit  Agreement dated as of July  27, 1995, among USG Corporation  and the Banks listed on the signature page thereto and Chemical Bank as Agent.

             (b)        Collateral Trust Agreement dated as of July 27, 1995 between USG Corporation, certain of its subsidiaries and Wilmington Trust Company and William J. Wade, as Trustee.

             (c)        Company Pledge Agreement dated as of July  27, 1995, among USG Corporation, as Pledgor,  and
                        Wilmington Trust Company and William J. Wade, as Trustee.

- ------------------------
* Previously filed.